UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2013

THE DOW CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-3433	38-1285128
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

2030 DOW CENTER, MIDLAND, MICHIGAN	48674
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 989-636-1000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on May 9, 2013 for the purposes of (i) electing 10 directors to hold office until the next annual meeting of stockholders; (ii) ratifying the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year; (iii) holding an advisory vote on executive compensation; and (iv) holding a vote on one stockholder proposal.

All of management’s nominees for director as named in the Company’s Proxy Statement were elected by the votes set forth in the table below.

Election of Directors.

	Votes For	Votes Against	Abstentions	Broker Non- Votes
Arnold A. Allemang	881,247,284	25,659,208	5,967,852	134,667,739
Ajay Banga	883,397,898	21,949,527	7,526,919	134,667,739
Jacqueline K. Barton	883,159,274	23,249,808	6,465,262	134,667,739
James A. Bell	885,939,104	19,999,348	6,935,892	134,667,739
Jeff M. Fettig	880,097,792	26,002,965	6,773,587	134,667,739
Andrew N. Liveris	869,173,750	36,268,912	7,431,682	134,667,739
Paul Polman	883,054,865	22,440,356	7,379,123	134,667,739
Dennis H. Reilley	881,437,596	24,226,890	7,209,858	134,667,739
James M. Ringler	792,557,234	113,229,109	7,088,001	134,667,739
Ruth G. Shaw	811,073,937	94,861,362	6,939,045	134,667,739

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year was ratified by the votes set forth in the table below.

	Votes For	Votes Against	Abstentions	Broker Non- Votes
Ratification of independent registered public accounting firm	1,023,194,780	17,736,130	6,611,173	N/A

The Company’s executive compensation was approved, on an advisory basis, by the votes set forth in the table below.

	Votes For	Votes Against	Abstentions	Broker Non- Votes
Advisory vote on executive compensation	675,839,201	225,861,102	11,174,041	134,667,739

The stockholder proposal on shareholder action by written consent was defeated, by the votes set forth in the table below.

	Votes For	Votes Against	Abstentions	Broker Non- Votes
Stockholder proposal on executive stock retention	181,584,291	718,979,848	12,310,205	134,667,739

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            THE DOW CHEMICAL COMPANY

Registrant

Date: May 14, 2013

/s/ CHARLES J. KALIL
Charles J. Kalil
Executive Vice President, General Counsel and Corporate Secretary